Exhibit 17.5


To:      Industrial Minerals, Inc. (the "Corporation")



     I hereby resign my position as president and chief executive officer of the Corporation effective as of the close of business on April 16, 2007.


Dated:   April 16, 2007



                                                     /s/ CAM BIRGE
                                                     -------------
                                                         Cam Birge